                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the UICI Agents' Total Ownership Plan and UICI Agency Matching Total Ownership Plan, UICI Agents' Total Ownership Plan II and UICI Agency Matching Total Ownership Plan II, UICI Agents' Contribution to Equity Plan and Matching Agency Contribution Plan, UICI Agents' Contribution to Account Plan and UICI Matching Company Contribution Plan, and UICI Agents' Contribution to Account Plan II and UICI Matching Company Contribution Plan II, and to the incorporation by reference therein of our report dated April 4, 2000, with respect to the consolidated financial statements and schedules of UICI included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP
                                                     --------------------------
                                                     ERNST & YOUNG LLP

Dallas, Texas
August 25, 2000